CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 17, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of Invesco Basic Value Fund (formerly known as AIM Basic Value Fund); one of the portfolios constituting AIM Growth Series (Invesco Growth Series), our report dated June 4, 2010, relating to the financial statements and financial highlights which appears in the April 30, 2010 Annual Report to Shareholders of Invesco Utilities Fund (formerly known as AIM Utilities Fund); one of the portfolios constituting AIM Sector Funds (Invesco Sector Funds) and our report dated December 15, 2009, relating to the financial statements and financial highlights which appears in the October 31, 2009 Annual Report to Shareholders of Invesco Large Cap Basic Value Fund (formerly known as AIM Large Cap Basic Value Fund); one of the portfolios constituting AIM Equity Funds (Invesco Equity Funds) which are also incorporated by reference into such Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 11, 2010